For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces Third Quarter 2020 Results

Positive EBITDA Minimizes Cash Burn, Pending Hotel Sale Further Strengthens Balance Sheet

WEST PALM BEACH, Fla., October 29, 2020—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the third quarter ended September 30, 2020.

Third Quarter 2020 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – All hotels remain open. RevPAR declined 61 percent to $58, compared to the 2019 third quarter. Average daily rate (ADR) decreased 36 percent to $110, and occupancy dropped 38 percent to 53 percent. This is a positive rebound to 2020 second quarter RevPAR, ADR and occupancy of $33, $98 and 34 percent, respectively.
•Net Income (Loss) – Declined $28.4 million to a loss of $(18.3) million for the 2020 third quarter, compared to the 2019 third quarter. Net loss per diluted share was $(0.38) versus net income per diluted share of $0.21 for the same period last year.
•GOP Margin – Generated positive GOP margins of 36 percent during the 2020 third quarter, compared to 48 percent in the 2019 third quarter.
•Adjusted EBITDA – Produced positive 2020 third quarter adjusted EBITDA of $5.1 million, versus $39.4 million in the 2019 third quarter. Adjusted EBITDA rebounded compared to the $(3.3) million loss in the 2020 second quarter.
•Adjusted FFO – Declined $32.8 million to $(4.2) million. Adjusted FFO per diluted share was $(0.09), compared to $0.60 in the 2019 third quarter. Adjusted FFO was $(12.4) million in the 2020 second quarter.
•Cash Burn Before Capital Expenditures – Third quarter cash burn was $5.1 million versus $12.8 million in the second quarter. Cash burn includes $2.2 million of principal amortization per quarter.

The following chart summarizes the consolidated financial results for the three and nine months ended September 30, 2020 and 2019 based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$(18.3)	$10.1	$(73.6)	$21.3
Diluted net income (loss) per common share	$(0.38)	$0.21	$(1.55)	$0.44
GOP Margin	36.0%	48.3%	34.1%	47.1%
Hotel EBITDA Margin	17.9%	41.2%	17.9%	39.6%
Adjusted EBITDA	$5.1	$39.4	$18.3	$105.1
AFFO	$(4.2)	$28.6	$(10.4)	$72.4
AFFO per diluted share	$(0.09)	$0.60	$(0.22)	$1.53
Dividends per share	$0.00	$0.33	$0.22	$0.99

The below chart summarizes key hotel financial statistics for the 40 comparable operating hotels owned as of September 30, 2020 (does not include two hotels sold in the 2019 second quarter):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
RevPAR	$57.6	$146.0	$62.2	$137.3
ADR	$109.8	$172.0	$125.1	$168.6
Occupancy	52.5%	84.8%	49.7%	81.4%
GOP Margin	36.0%	48.3%	34.1%	47.3%
Hotel EBITDA Margin	17.9%	41.2%	17.9%	39.8%

Third quarter 2020 RevPAR performance for Chatham’s six largest markets are presented below:

	Q3 2020 RevPAR	% Change vs. Q3 2019	Q2 2020 RevPAR
Silicon Valley	$54	(74)%	$38
San Diego	$88	(51)%	$52
Washington D.C.	$51	(67)%	$33
Coastal Maine and New Hampshire	$109	(52)%	$25
Houston	$35	(58)%	$18
Los Angeles	$89	(49)%	$44

“Chatham produced the highest absolute RevPAR of all lodging REITs in the second quarter, and although most lodging REITs have not reported third quarter results, I am pretty confident that we will have one of the best, if not the best, RevPAR in the 2020 third quarter,” highlighted Jeffrey H. Fisher, Chatham’s president and chief executive officer. “Our outperformance is a testament to the great sales efforts of our team, as well as the concentration of extended-stay rooms in our portfolio. We have been able to win more than our fair share of business as evidenced by our third quarter RevPAR index of 137, which is 16 percent higher than our 2019 RevPAR index of 118. We have kept all hotels open since the outset of the pandemic which has allowed us to capture more of the oncoming demand from existing customers, as well as new customers with whom we have established relationships that should benefit us over time. Although limited, we have seen a slight uptick in corporate travel, especially in Silicon Valley.”

COVID-19 Hotel Operations Update

The below chart summarizes monthly RevPAR statistics by month for the company’s 40 comparable hotels:

	July	August	September	October
Occupancy - 2020	48%	54%	55%	53%
ADR – 2020	$108	$111	$109	$109
RevPAR – 2020	$52	$61	$60	$58
RevPAR – 2019	$155	$146	$137	$143
% Change in RevPAR	(67)%	(58)%	(56)%	(59)%
RevPAR Index	142	134	135	~ 128

Approximately two-thirds of Chatham’s hotel EBITDA is generated from its Residence Inn and Homewood Suites hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 59 percent. Additionally, more than 96 percent of Chatham’s rooms are characterized as limited-service rooms, the highest percentage among public lodging REITs. Third quarter 2020 occupancy, ADR and RevPAR for each of the company’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (17)	Homewood Suites (7)	Courtyard (5)	Hilton Garden Inn (4)	Hampton Inns (3)
Occupancy - 2020	60%	50%	35%	41%	67%
ADR – 2020	$115	$87	$84	$127	$131
RevPAR – 2020	$69	$44	$30	$51	$88
RevPAR – 2019	$167	$115	$88	$172	$172
% Change in RevPAR	(59)%	(62)%	(66)%	(70)%	(49%)

The below chart summarizes key hotel operating performance measures per month during the 2020 third quarter and for the three months ended September 30, 2020. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions except for RevPAR):

	July	August	September	Q3 2020
RevPAR – 2020	$52	$61	$60	$58
Gross operating profit	$3.5	$4.6	$4.2	$12.3
Hotel EBITDA	$1.3	$2.6	$2.2	$6.1

“I am very pleased with our overall performance during the third quarter, generating positive Corporate EBITDA and delivering GOP margins of 36 percent on RevPAR of $58, the kind of results which are pretty remarkable to achieve at these lower operating levels. The timing and shape of a RevPAR recovery is unknown, but our current results are extraordinary during these challenging times and should serve us well to come out of this unprecedented downturn on solid footing. Given our portfolio attributes, we continue to believe that we will return to 2019 revenue and hotel EBITDA levels sooner than most of our lodging REIT peers,” Fisher concluded.

COVID-19 Corporate Update and Sale of Mission Valley Hotel

Importantly, Chatham announced today that it is under contract to sell the 192-room Residence Inn San Diego Mission Valley to the San Diego Housing Commission (SDHC) for $67 million or approximately $349,000 per key. The closing is subject to normal and customary conditions, and the SDHC has a $2 million nonrefundable deposit at risk. Closing is estimated to occur in late November.

“As we have always strategized, we aim to be opportunistic with respect to acquisitions and dispositions, and this sale checks all the boxes for a successful transaction,” commented Dennis Craven, Chatham’s chief operating officer. “This is certainly not a distressed sale as the price equates to an approximate 6.5 percent capitalization rate on 2019 net operating income when performance was strong. We will generate net proceeds of approximately $36 million after sales related expenses and after the repayment of the CMBS loan that was set to mature in February 2023. Lastly, the net proceeds of $36 million significantly enhances the strength of our balance sheet, providing us with meaningful liquidity to weather the pandemic or be opportunistic with respect to acquiring hotels at a discount where we see substantial upside.”

In addition to the potential sale, Chatham has taken aggressive corporate actions to mitigate the operating and financial impact of the COVID-19 (coronavirus) pandemic in an all-out effort to protect its balance sheet, preserve its liquidity and minimize cash burn. Some of the major steps include:

•Suspended its monthly dividend.
•Amended its credit facility on May 6, 2020 to provide covenant relief and full access to its entire $250 million capacity.
•Paying all scheduled debt service.
•Maintain flexibility as Chatham currently has 6 unencumbered hotels available as collateral to source additional liquidity.
•Closed on a $40.0 million construction loan to finance the remaining capital expenditures on its development in the Warner Center submarket of Los Angeles.
•Significantly reduced its 2020 capital expenditures.
•Temporarily reduced compensation for its executive officers, employees and Board of Trustees.

The below chart summarizes key financial performance measures for the three months ended September 30, 2020. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.2 million per quarter and $9.0 million in 2020). Cash used before CAPEX is calculated as Corporate EBITDA less debt service. Chatham expects to spend approximately $1.7 million on capital expenditures for the last three months of 2020. Amounts are in millions, except RevPAR.

	July	August	September	Q3 2020
RevPAR – 2020	$52	$61	$60	$58
Hotel EBITDA	$1.3	$2.6	$2.2	$6.1
Corporate EBITDA	$0.7	$2.0	$1.6	$4.3
Debt service	$(3.0)	$(3.2)	$(3.2)	$(9.4)
Cash used before CAPEX	$(2.3)	$(1.2)	$(1.6)	$(5.1)

Chatham has estimated liquidity of $109 million, including cash of approximately of $32 million, as of September 30, 2020 and remaining borrowing capacity on the credit facility of $77 million. Upon completion of the sale of the Mission Valley Residence Inn, pro forma total liquidity will rise to $145 million. Based on cash used before capital expenditures of $1.6 million in September 2020 and making the assumption that there are no meaningful changes from September operating levels, the company would have approximately 91 months of liquidity remaining, providing liquidity into 2028.

“Our best-in-class lodging platform has enabled us to deliver the highest absolute RevPAR and operating margins of all lodging REITs,” Craven stated. “We constantly seek ways to protect long-term value for our equity holders, and with the pending sale of the Mission Valley Residence Inn, we further solidified our financial position that should position Chatham to come out the other side of this pandemic healthier than many of our lodging REIT peers.”

Hotel Investments

During the 2020 third quarter, the company substantially completed the renovation of the Residence Inn in New Rochelle, N.Y., and is expected to complete the renovation of the Residence Inn in Anaheim, Calif., in the fourth quarter, including the addition of a new bar. All remaining renovations planned to commence later in 2020 have been deferred until at least 2021.

Other than the Warner Center development, the company also has suspended all remaining capital projects, other than projects required by local fire and life safety regulations or expenditures for emergency purposes. Capital expenditures for the remainder of the year are estimated to be $1.7 million, excluding any spending related to the Warner Center development.

Hotel Under Development & Construction Loan Executed

Chatham is developing a hotel in the Warner Center submarket of Los Angeles, Calif., on a parcel of land owned by the company. The company expects the total development costs to be approximately $70 million, inclusive of land of $6.6 million. Including land, the company has incurred costs to date of approximately $33.7 million. Construction is ahead of the previously announced schedule and is now expected to be completed in the 2021 fourth quarter.

In early August, the company closed on a $40.0 million construction loan with an affiliate of Mack Real Estate Credit Strategies, L.P. The four-year loan carries an interest rate of LIBOR plus 750 basis points (subject to minimum LIBOR of 25 basis points) and is interest-only for the entirety of the loan. The interest rate spread reduces to 600 basis points once the debt yield is equal to or exceeds nine percent. The loan is guaranteed by Chatham Lodging L.P.

Capital Markets & Capital Structure

On May 6, 2020, Chatham amended its credit facility. Key terms of the amendment, which are applicable during the waiver period, are as follows:

•Waiver of key financial covenants through March 31, 2021.
•Allows for full utilization of entire $250 million credit facility.
•Applicable margin on borrowings set at LIBOR plus 250 basis points if borrowings on the credit facility are under $200 million and LIBOR plus 300 basis points if borrowings are over $200 million. LIBOR floor is set at 50 basis points.
◦The applicable margin was set to increase to 225 basis points.
•Equity pledges on the 18 borrowing base assets.
•Must maintain minimum liquidity of $25 million whether in cash or available capacity under the credit facility.
•Certain limitations on the incurrence of additional indebtedness.
•Common share dividends are allowed but limited to 100 percent of REIT taxable income, and any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

As of September 30, 2020, the company had net debt of $635.5 million (total consolidated debt less unrestricted cash). Total debt outstanding was $667.1 million at an average interest rate of 4.3 percent, comprised of $490.1 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent, $173.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 3.1 percent interest rate and $3.9 million outstanding on the Warner Center construction loan, which carries a 7.75 percent interest rate.

Chatham’s leverage ratio was approximately 37.7 percent on September 30, 2020, based on the ratio of the company’s net debt to hotel investments at cost, which now excludes the investment in the Inland joint venture. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024.

On a pro forma basis as of September 30, 2020, assuming the $250 million facility is fully drawn plus $494 million of outstanding secured debt, the company’s pro forma leverage would be 42 percent based on the ratio of the company’s pro forma net debt to hotel investments at cost. Excluding the Inland joint venture, Chatham’s pro forma 2019 net debt to EBITDA ratio would decrease to 5.4x compared to 5.7x. Additionally, Chatham has six unencumbered hotels with a total aggregate investment of $276 million as of September 30, 2020.

Joint Venture Investments

Chatham’s investment in the Inland joint venture is fully impaired, and Chatham’s financial results no longer include its share of equity income or EBITDA from the Inland joint venture. In July, the special servicer commenced the appointment of a receiver for the Inland portfolio. Colony Capital and Chatham are fully cooperating with the receiver on the transition.

The debt of the joint ventures is non-recourse to Chatham except for customary non-recourse carveout provisions such as fraud, material and intentional misrepresentations and misapplication of funds. Defaults under the joint venture debt do not trigger cross-defaults under any Chatham debt.

On September 24, 2020, Colony announced that it had entered into an agreement to sell six of its hospitality portfolios, including the Innkeepers joint venture, in a transaction with a gross equity sale price of $67.5 million. The Inland JV is not included in this proposed transaction. Colony has not disclosed a proposed allocation of the sale price among the six portfolios, so the amount of proceeds Chatham will receive if the transaction closes has not yet been determined. The transaction is subject to closing conditions, including the assumption of debt by the purchaser.

Dividend

Chatham paid 2020 dividends of $0.22 per common share during the first quarter and has indefinitely suspended its monthly dividend. Although not expected, any dividend required for Chatham to maintain its REIT status for 2020 will be declared in the 2020 fourth quarter and paid in January 2021. Pursuant to its amended credit facility, any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

Earnings Call

The company will hold its third quarter 2020 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Thursday, November 5, 2020, by dialing 1-844-512-2921, reference number 13711712. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. At September, 30, 2020, The company owns interests in 86 hotels totaling 12,040 rooms/suites, comprised of 40 properties it wholly owns with an aggregate of 6,092 rooms/suites in 15 states and the District of Columbia and a minority investment in the Innkeepers joint ventures that owns 46 hotels with an aggregate of 5,948 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a third-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets:
Investment in hotel properties, net	$1,320,765	$1,347,116
Investment in hotel properties under development	33,719	20,496
Cash and cash equivalents	31,570	6,620
Restricted cash	10,845	13,562
Investment in unconsolidated real estate entities	—	17,969
Right of use asset, net	20,801	21,270
Hotel receivables (net of allowance for doubtful accounts of $370 and $451, respectively)	2,228	4,626
Deferred costs, net	5,536	4,271
Prepaid expenses and other assets	3,995	2,615
Deferred tax asset, net	29	29
Total assets	$1,429,488	$1,438,574
Liabilities and Equity:
Mortgage debt, net	$489,024	$495,465
Revolving credit facility	173,000	90,000
Construction loan	3,923	—
Accounts payable and accrued expenses	26,205	33,012
Distributions and losses in excess of investments in unconsolidated real estate entities	18,625	15,214
Lease liability, net	23,361	23,717
Distributions payable	469	6,142
Total liabilities	734,607	663,550
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at September 30, 2020 and December 31, 2019	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 46,971,625 and 46,928,445 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	470	469
Additional paid-in capital	906,021	904,273
Accumulated deficit	(225,363)	(142,365)
Total shareholders’ equity	681,128	762,377
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	13,753	12,647
Total equity	694,881	775,024
Total liabilities and equity	$1,429,488	$1,438,574

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Room	$32,307	$81,807	$104,205	$229,862
Food and beverage	237	2,436	2,417	7,398
Other	1,630	4,536	5,560	12,146
Reimbursable costs from unconsolidated real estate entities	795	1,301	3,169	4,225
Total revenue	34,969	90,080	115,351	253,631
Expenses:
Hotel operating expenses:
Room	6,903	17,288	24,814	49,231
Food and beverage	184	2,133	2,202	6,262
Telephone	344	409	1,073	1,252
Other hotel operating	312	1130	1,303	3,039
General and administrative	3,907	6,369	12,543	19,109
Franchise and marketing fees	2,876	7,146	9,232	20,062
Advertising and promotions	848	1,483	3,212	4,502
Utilities	2,592	3,033	6,971	8,308
Repairs and maintenance	2,250	3,637	7,352	10,679
Management fees	1,292	2,950	4,164	8,386
Insurance	361	334	1,082	1,037
Total hotel operating expenses	21,869	45,912	73,948	131,867
Depreciation and amortization	13,620	12,923	40,349	38,694
Impairment loss on investment in unconsolidated real estate entities	—	—	15,282	—
Property taxes, ground rent and insurance	6,171	6,255	18,161	18,664
General and administrative	2,958	3,486	8,210	10,611
Other charges	(199)	309	2,785	351
Reimbursable costs from unconsolidated real estate entities	795	1,301	3,169	4,225
Total operating expenses	45,214	70,186	161,904	204,412
Operating (loss) income before gain (loss) on sale of hotel property	(10,245)	19,894	(46,553)	49,219
Gain (loss) on sale of hotel property	—	4	3	(3,295)
Operating (loss) income	(10,245)	19,898	(46,550)	45,924
Interest and other income	25	34	145	155
Interest expense, including amortization of deferred fees	(7,245)	(7,050)	(21,112)	(21,378)
Loss from unconsolidated real estate entities	(847)	(2,784)	(6,099)	(3,450)
(Loss) income before income tax expense	(18,312)	10,098	(73,616)	21,251
Income tax expense	—	—	—	—
Net (loss) income	(18,312)	10,098	(73,616)	21,251
Net (loss) income attributable to noncontrolling interests	255	(96)	949	(199)
Net (loss) income attributable to common shareholders	$(18,057)	$10,002	$(72,667)	$21,052

(Loss) income per Common Share - Basic:
Net income attributable to common shareholders	$(0.38)	$0.21	$(1.55)	$0.44
(Loss) income per Common Share - Diluted:
Net income attributable to common shareholders	$(0.38)	$0.21	$(1.55)	$0.44
Weighted average number of common shares outstanding:
Basic	46,965,526	46,913,922	46,958,143	46,744,890
Diluted	46,965,526	47,152,166	46,958,143	46,956,964
Distributions declared per common share:	$—	$0.33	$0.22	$0.99

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Funds From Operations (“FFO”):
Net (loss) income	$(18,312)	$10,098	$(73,616)	$21,251
(Gain) loss on sale of hotel property	—	(4)	(3)	3,295
Loss on sale of assets within the unconsolidated real estate entities	1	—	2	—
Depreciation	13,559	12,862	40,165	38,508
Impairment loss on investment in unconsolidated real estate entities	—	—	15,282	—
Impairment loss from unconsolidated real estate entities	—	—	1,388	—
Adjustments for unconsolidated real estate entity items	778	1,892	3,641	5,591
FFO attributable to common share and unit holders	(3,974)	24,848	(13,141)	68,645
Other charges	(199)	309	2,785	351
Adjustments for unconsolidated real estate entity items	—	3,447	5	3,453
Adjusted FFO attributable to common share and unit holders	$(4,173)	$28,604	$(10,351)	$72,449
Weighted average number of common shares and units
Basic	47,682,142	47,376,320	47,618,584	47,190,077
Diluted	47,682,142	47,614,564	47,618,584	47,402,151

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2020	2019	2020	2019
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net (loss) income	$(18,312)	$10,098	$(73,616)	$21,251
Interest expense	7,245	7,050	21,112	21,378
Depreciation and amortization	13,620	12,923	40,349	38,694
Adjustments for unconsolidated real estate entity items	1,576	4,377	7,477	13,152
EBITDA	4,129	34,448	(4,678)	94,475
Impairment loss on investment in unconsolidated real estate entities	—	—	15,282	—
Impairment loss from unconsolidated real estate entities	—	—	1,388	—
(Gain) loss on sale of hotel property	—	(4)	(3)	3,295
Loss on the sale of assets within unconsolidated real estate entities	1	—	2	—
EBITDAre	4,130	34,444	11,991	97,770
Other charges	(199)	309	2,785	351
Adjustments for unconsolidated real estate entity items	—	3,447	5	3,467
Share based compensation	1,125	1,212	3,473	3,508
Adjusted EBITDA	$5,056	$39,412	$18,254	$105,096

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the nine months ended
		September 30,		September 30,
		2020	2019	2020	2019

Net (loss) income		$(18,312)	$10,098	$(73,616)	$21,251
Add:	Interest expense	7,245	7,050	21,112	21,378
	Depreciation and amortization	13,620	12,923	40,349	38,694
	Corporate general and administrative	2,958	3,486	8,210	10,611
	Other charges	—	309	2,785	351
	Loss from unconsolidated real estate entities	847	2,784	6,099	3,450
	Impairment loss on investment in unconsolidated real estate entities	—	—	15,282	—
	Loss on sale of hotel property	—	—	—	3,295
Less:	Interest and other income	(25)	(34)	(145)	(155)
	Other charges	(199)	—	—	—
	Gain on sale of hotel property	—	(4)	(3)	—
	Adjusted Hotel EBITDA	$6,134	$36,612	$20,073	$98,875